IDS Life Series Fund, Inc.
File No. 2-97636/811-4299

Exhibit Index


5.(d) Copy of Investment Advisory Agreement between American Express Financial Corporation and American Express Asset Management International, Inc. on behalf of IDS Life International Equity Fund, dated April 9, 1998.

10. Opinion of counsel and consent to its use as to the legality of the securities registered, filed electronically herewith.

11.       Independent Auditors' Consent, filed electronically herewith.

17.       Financial Data Schedule, filed electronically herewith.